UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2016

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 300

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 14, 2016, at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of BSQUARE Corporation (the “Company”), the Company’s shareholders approved the three proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2016.

1.	To elect Kendra A VanderMeulen as a Class I Director, to serve for the ensuing three years and until her successor is duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Kendra A. VanderMeulen	5,082,258	276,380	5,594,495

2.	To approve on an advisory basis the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,881,470	462,357	14,811	5,594,495

3.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,846,199	12,113	94,821	—

As previously disclosed on a Current Report on Form 8-K filed with the SEC on March 29, 2016, Elliott H. Jurgensen, Jr. had informed the Company that he intended to decline any request, if made, to stand for re-election to the Company’s Board of Directors at the Annual Meeting, and therefore Mr. Jurgensen’s term as a director of the Company expired as of the date of the Annual Meeting. As previously disclosed, there are no disagreements as contemplated by Item 5.02(a) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: June 17, 2016	By:	/s/ Jerry D. Chase

President and Chief Executive Officer